Exhibit 10.1

AGREEMENT

This Agreement is entered into on December 30, 2021 between USA Equities Corp., a Nevada corporation (“USAQ” or the “Company”), and Troy Grogan (“TG”). Each of USAQ and TG is referred to herein as a “Party,” collectively, the “Parties.”

R E C I T A L S:

The Parties desire to enter into a transaction whereby the Company shall issue to TG 2,644,424 shares of its Series A-2 Convertible Preferred Shares in exchange for the Convertible Notes provided for herein.

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Issuance of Shares; Surrender of Convertible Notes. (a) In consideration of all right, title and interest in the Convertible Notes, the Company agrees to issue to TG 2,644,424 of its Series A-2 Convertible Preferred Shares (the “Shares”) as soon as practical after the date hereof. TG agrees that the Company need not issue a physical certificate representing the Shares and that the Company may maintain a ledger confirming his ownership of the Shares or direct its transfer agent to do so.

(b)       In consideration of the Shares, TG hereby assigns to the Company all right, title and interest in the following convertible promissory notes originally issued to TG (i) a convertible promissory note in the original principal amount of $73,500 issued October 2009, bearing interest at 12% per annum and convertible at a price of $0.10 per share, (ii) a convertible promissory note in the original principal amount of $124,562 issued September 2019, bearing interest at 1% per annum and convertible at a price of $0.25 per share, and (iii) a convertible promissory note in the original principal amount of $88,016 issued in September 2020, bearing interest at 6% per annum and convertible at a price of $1.00 per share collectively, the “Convertible Notes”).

(c)       The exchange contemplated hereby shall be deemed effective December 31, 2021, that interest will accrue on the Convertible Notes through such date, and that such interest is assigned to the Company, and that there shall be no dividend accrual on the Shares for the year ended December 31, 2021.

2.	Representations of TG. TG acknowledges that the Shares and the common stock issuable upon conversion of the Shares (collectively, the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and, therefore, cannot be resold, reoffered or otherwise transferred unless they are so registered or an exemption from registration is available. TG acknowledges that the Company is under no obligation to register the Securities or to assist the Investor in complying with any exemption from registration under the Securities Act or any other law.

TG is acquiring the Shares for his own account, for investment purposes only and not with a view toward distributing or reselling the Interest in whole or in part.

TG has all requisite power, authority and capacity to acquire and hold the Shares and to execute, deliver and comply with the terms of each of the instruments required to be executed and delivered by TG in connection with this Agreement, and such execution, delivery and compliance does not conflict with, or constitute a default under, any instruments governing TG, or violate any law, regulation or order, or any agreement to which TG is a party or by which TG is bound.

3.	Representations of USAQ. USAQ has all requisite power, authority and capacity to issue the Shares and all necessary corporate action has been taken to authorize the execution and delivery of this Agreement and all other agreements required to be delivered by USAQ in connection with this Agreement, and such execution, delivery and compliance does not conflict with, or constitute a default under, any instruments governing USAQ, or violate any law, regulation or order, or any agreement to which USAQ is a party or by which USAQ is bound. Upon issuance, the Shares and the shares of common stock issued upon conversion of the Shares shall be duly authorized, validly issued and non-assessable.

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4.	Further Agreements. Upon request, each of the Parties shall execute and deliver to the other such other instruments as may be necessary to carry out the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

USA Equities Corp.

By:	/s/Troy Grogan	/s/Troy Grogan
	Troy Grogan	Troy Grogan
President

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